Exhibit 10.1

                             PS BUSINESS PARKS, L.P.

                        AMENDMENT TO AGREEMENT OF LIMITED
                             PARTNERSHIP RELATING TO
                      8-7/8% SERIES B CUMULATIVE REDEEMABLE
                                 PREFERRED UNITS

                  This Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the "Partnership"), dated as of April 23, 1999 (this "Amendment") amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, by and among PS Business Parks, Inc. (the "General Partner") and each of the limited partners executing a signature page thereto (the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Amendment.

                  WHEREAS, pursuant to Section 4.2(a) of the Partnership Agreement, the General Partner desires to cause the Partnership to issue additional Units of a new class and series, with the designations, preferences and relative, participating, optional or other special rights, powers and duties set forth herein;

                  WHEREAS, pursuant to Section 4.2(a) of the Partnership Agreement, the General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement by executing a written instrument setting forth the terms of such amendment; and

                  WHEREAS, the General Partner desires by this Amendment to so amend the Partnership Agreement as of the date first set forth above to provide for the designation and issuance of such new class and series of Units.

                  NOW, THEREFORE, the Partnership Agreement is hereby amended by establishing and fixing the rights, limitations and preferences of a new class and series of Units as follows:

                  Section 1. Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Partnership Agreement. Capitalized terms that are used in this Amendment shall have the meanings set forth below:

                  (a) "Liquidation Preference" means, with respect to the Series B Preferred Units, $25.00 per Series B Preferred Unit, plus the amount of any accumulated and unpaid Priority Return with respect to such unit, whether or not declared, minus any distributions in excess of the Priority Return that has accrued with respect to such Series B Preferred Units, to the date of payment.

                  (b) "Parity Preferred Units" means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with the Series B Preferred Units (as hereinafter defined) with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.

                  (c) "Priority Return" means an amount equal to 8-7/8% per annum of the Liquidation Preference per Series B Preferred Unit, commencing on the date of issuance of such Series B Preferred Unit, determined on the basis of a 365-day year (and actual days for any period), cumulative to the extent not distributed on any Series B Preferred Unit Distribution Payment Date.

                  (d) "PTP" means a "publicly traded partnership" within the meaning of Section 7704 of the Code.

                  Section 2. Designation and Number. Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units in the Partnership designated as the "8-7/8% Series B Cumulative Redeemable Preferred Units" (the "Series B Preferred Units") is hereby established. The number of Series B

Preferred Units shall be 510,000. The Holders of Series B Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.

                  Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, the Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series B Preferred Units and, notwithstanding Section 5.1 of the Partnership Agreement, will be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 1999, and (ii) in the event of a redemption of Series B Preferred Units (each a "Series B Preferred Unit Distribution Payment Date"). If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the Business Day immediately preceding such date with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series B Preferred Unit Distribution Payment Date (the "Series B Preferred Unit Partnership Record Date").

                  (b) Prohibition on Distribution. No distributions on Series B Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to their indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

                  (c) Distributions Cumulative. Distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Unit Distribution Payment Date to holders of record of the Series B Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                  (d) Priority as to Distributions. Subject to the provisions of
Article 13 of the Partnership Agreement:

                  (i) so long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series B Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence shall not prohibit (x) distributions payable solely in Junior Units, or (y) the conversion of Junior Units or Parity Preferred Units into Partnership Interests ranking junior to the Series B Preferred Units.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.


                  (e) No Further Rights. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  Section 4. Allocations. Section 6.1(a) of the Partnership Agreement is amended to read, in its entirety, as follows:

                  "(a) General

                  (i) Except as otherwise set forth in this Agreement, Profit and Loss and items of income, gain, expense, or loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests. The provisions of this
Section 6.1 shall be amended appropriately in the event that the General Partner causes the Partnership to issue Units with different preferences or redemption rights.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, in any taxable year, the holders of Series B Preferred Units shall be allocated an amount of gross income equal to the Priority Return distributed to such holders for such taxable year. Upon liquidation of the Partnership or the interest of the holders of Series B Preferred Units in the Partnership, an amount of Profit, Loss or items thereof shall be allocated to the holders of Series B Preferred Units in a manner such that, immediately prior to such liquidation, the Capital Account balances of such holders shall equal the amount of their Liquidation Preference."

                  Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series B Preferred Units may not be redeemed prior to the fifth
(5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units, in whole (and not in part), at any time, upon not less than 10 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference (the "Series B Redemption Price"). The Redemption Right given to Limited Partners in Section 8.6 of the Partnership Agreement shall not be available to the holders of the Series B Preferred Units and all references to Limited Partners in said Section 8.6 (and related provisions of the Partnership Agreement) shall not include holders of the Series B Preferred Units.

                  (a) Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than 10 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (m) the redemption date, (n) the Redemption Price, (o) the aggregate number of Series B Preferred Units to be redeemed,(p) as provided in Section 5(b)(ii) below, the place or places where evidence of the surrender of such Series B Preferred Units shall be delivered for payment of the Redemption Price, (q) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (r) that payment of the Redemption Price will be made upon presentation of evidence of the surrender of such Series B Preferred Units as set forth in Section 5(b)(ii) below.

                  (ii) If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deliver into escrow with an escrow agent acceptable to the Partnership and the holders of the Series B Preferred Units (the "Escrow Agent") the Redemption Price and an executed Redemption Agreement, in the form attached hereto as Exhibit A (the "Redemption Agreement"), and an Amendment to the Agreement of Limited Partnership evidencing the Redemption, in the form attached hereto as Exhibit B. The holders of the Series B Preferred Units shall also, by 10:00 noon, New York City time, on the redemption date, deliver into escrow with the Escrow Agent an executed Redemption Agreement and an executed Amendment to the Agreement of Limited Partnership evidencing the Redemption. Upon delivery of all of the above-described items by both parties, Escrow Agent shall release the Redemption Price to the holders of the Series B Preferred Units and the fully-executed Redemption Agreement and Amendment to Agreement of Limited Partnership to both parties. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

                  Section 6. Voting Rights. (a) General. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Section 14.1 of the Partnership Agreement and in this Section 6. (Solely for purposes of Section 14.1 of the Partnership Agreement, each Series B Preferred Unit shall be treated as one Partnership Unit.)

                  (b) Certain Voting Rights. So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Series B Preferred Units outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests; (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Units or reclassify any authorized Partnership Interests into any such Parity Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership on terms that differ from the terms of any Parity Preferred Units issued to the public or non-Affiliates of the Partnership (for purposes of this Section 6(b)(ii), an issuance to the General Partner shall not be treated as an issuance to an Affiliate of the Partnership to the extent the issuance of such Partnership Interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates); or (iii) either (A) exchange shares, consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a share exchange, merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or
(z) on a parity to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, to the extent such Partnership Interests are not issued to an Affiliate of the Partnership (an issuance to the General partner shall not be treated as an issuance to an Affiliate of the Partnership to the extent the issuance of such Partnership Interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership) such issuance shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding anything to the contrary contained in this Section 6, if holders of a majority of the Series B Preferred Units do not approve of a proposed action by the Partnership described in clause (iii) of the immediately preceding sentence which, in the reasonable judgment of the Partnership, results in the holders of Series B Preferred Units having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, and the holders of a majority of the Series B Preferred Units do not affirmatively vote in favor of such proposed action, then the Partnership may proceed with such proposed action and the sole remedy of the holders of the Series B Preferred Units shall be the acceleration of the exchange date relating to the Series B Preferred Units, as set forth in Section 8 of this Amendment. In the event of any conflict between the provisions of Section 4.2 of the Partnership Agreement and the provisions of this Section 6, the provisions of this Section 6 shall control.

                  Section 7. Transfer Restrictions. The holders of Series B Preferred Units shall be subject to all of the provisions of Section 11 of the Partnership Agreement as modified by this Section 7. Subject to the consent of the General Partner, which shall not be unreasonably withheld or delayed, the Series B Preferred Units may be transferred to a maximum of five (5) persons. At no time shall the number of holders of the Series B Preferred Units exceed five.

                  Section 8. Exchange Rights. (a) Right to Exchange. (i) Series B Preferred Units will be exchangeable in whole (and not in part) at any time on or after the tenth (10th) anniversary of the date of issuance, at the option of the Partnership or a majority of the holders thereof (acting as a whole), for authorized but previously unissued shares of 8-7/8% Series B Cumulative Redeemable Preferred Stock of the General Partner (the "Series B Preferred Stock") at an exchange rate of one share of Series B Preferred Stock for one Series B Preferred Unit, subject to adjustment as described below (the "Series B Exchange Price"); provided that the Series B Preferred Units will become exchangeable at any time, in whole (and not in part), at the option of a majority of the holders of Series B Preferred Units (acting as a whole) for Series B Preferred Stock if (x) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series B Preferred Units Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, (y) upon receipt by a holder or holders of Series B Preferred Units of (1) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP, or (z) the holders of the Series B Preferred Units hold or will hold 20% or more of the profits and capital interests of the Partnership, provided further that, in the case of clause (z), the Series B Preferred Units will be exchangeable only to the extent necessary to reduce the holdings of the holders of the Series B Preferred Units to less than 20% of the capital and profits interests of the Partnership. In addition to and not in limitation of the foregoing, the Series B Preferred Units may be exchanged for Series B Preferred Stock, in whole (and not in part), at the option of the holders of a majority of the Series B Preferred Units (acting as a whole) prior to the tenth (10th) anniversary of the issuance date and after the third anniversary thereof if such holder of Series B Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Internal Revenue Code of 1986, as amended (the "Code") for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. In addition to and not in limitation of the foregoing, the Series B Preferred Units may be exchanged in whole (and not in part) (regardless of whether held by Contributor) at the option of the holders of a majority of the Series B Preferred Units (acting as a whole) for Series B Preferred Stock (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under the Article IV of the Charter of the General Partner, taking into account exceptions thereto) if at any time, (i) the Partnership or the General Partner breach any of the covenants set forth in Paragraphs 4(d) through (h) of the Contribution Agreement, dated as of April 23, 1999, among SSB Tax Advantaged Exchange Fund I, LLC ("Contributor"), the Partnership and the General Partner,
(ii) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code, (iii) under the circumstances described in the penultimate sentence of Section 6(b), or (iv) any holder of Series B Preferred Units shall deliver to the Partnership and the Company an opinion of independent counsel reasonably acceptable to the Company to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code, and that in the case of each of (ii) and (iv), such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.

                  (ii)  Notwithstanding  anything to the  contrary  set forth in
Section 8(a)(i), if an Exchange Notice (as hereinafter defined) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all (but not a portion) of the outstanding Series B Preferred Units for cash in an amount equal to the Liquidation Preference per Series B Preferred Unit. The General Partner may exercise its option to redeem the Series B Preferred Units for cash pursuant to this Section 8(a)(ii) by giving each holder of record of Series B Preferred Units notice of its election to redeem for cash, within five (5) Business Days after receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series B Preferred Units will cease to accrue on such redemption date; (E) that payment of the redemption price will be made upon presentation and surrender of the Series B Preferred Units and (F) the aggregate number of Series B Preferred Units to be redeemed.

                  (iii) If an exchange of Series B Preferred  Units  pursuant to
Section 8(a)(i) would violate the provisions on ownership limitation of the General Partner set forth in Article IV of the Charter of the General Partner with respect to the Series B Preferred Stock, the General Partner shall give written notice thereof to each holder of record of Series B Preferred Units, within five (5) Business Days following receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 8(b) a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article IV of the Charter of the General Partner and any Series B Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the Liquidation Preference. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. If an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any Person (as such term is defined in the Charter of the General Partner) to own stock of the General Partner in an amount that would cause such Person not to comply with the provisions on the ownership limitation of the General Partner set forth in such Article IV of the Charter of the General Partner; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

                  (iv) The redemption of Series B Preferred  Units  described in
Section 8(a)(ii) and (iii) shall be subject to the provisions of Section 5(b)(i) and Section 5(c)(ii); provided, however, that the term "redemption price" in such Section shall be read to mean the Liquidation Preference per Series B Preferred Unit being redeemed.

                  (b)  Procedure  for  Exchange.   (i)  Any  exchange  shall  be
exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (a) fax and (b) by certified mail postage prepaid. The exchange of Series B
Preferred Units may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series B Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series B Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is c/o PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201, Attention: Jack E. Corrigan. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series B Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series B Preferred Stock issued pursuant to this Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the ByLaws of the General Partner, the Securities Act of 1933, as amended and relevant state securities or blue sky laws.

                  (ii) In the event of an exchange of Series B Preferred Units for shares of Series B Preferred Stock, an amount equal to the accrued and unpaid Priority Return, whether or not declared, to the date of exchange on any Series B Preferred Units tendered for exchange shall (a) accrue on the shares of the Series B Preferred Stock into which such Series B Preferred Units are exchanged, and (b) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series B Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged into Series B Preferred Stock pursuant to this section (other than the General Partner now holding such Series B Preferred
Unit), receive a distribution from the Partnership, if such holder, after exchange, is entitled to receive a distribution from the General Partner with respect to the share of Series B Preferred Stock for which such Series B Preferred Unit was exchanged or redeemed.

                  (iii) Fractional shares of Series B Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series B Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

                  (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including, (a) subdivisions, combinations and reclassification of the Series B Preferred Stock, and (b) distributions to all holders of Series B Preferred Stock of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series B Preferred Stock).

                  (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General
Partner's  capital  stock  or sale of all or  substantially  all of the  General
Partner's assets), in each case as a result of which the Series B Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable
(including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series B Preferred Stock or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In the event of a conflict between the provisions of this Section 8(c)(ii) and any provision of the Partnership Agreement, the provisions of this
Section 8(c)(ii) shall control.

                  Section  9. No  Conversion  Rights.  Except  as set  forth  in
Section 8, the holders of the Series B Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

                  Section 10. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.

                  Section 11. Exhibit A to Partnership Agreement. In order to duly reflect the issuance of the Series B Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 thereof by deleting Exhibit A thereto and replacing Exhibit A attached hereto therefor.

                  Section 12. Inconsistent Provisions. Nothing to the contrary contained in the Partnership Agreement shall limit any of the rights or obligations set forth in this Amendment.

                  IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


                                  PS BUSINESS PARKS, INC.



                                  By: /s/ Jack Corrigan
                                      --------------------------------------
                                      Jack Corrigan
                                      Vice President and Chief Financial Officer

                                                                    Exhibit 10.2
                             PS BUSINESS PARKS, L.P.

                        AMENDMENT TO AGREEMENT OF LIMITED
                            PARTNERSHIP RELATING TO
                       9 1/4% SERIES A CUMULATIVE REDEEMABLE
                                 PREFERRED UNITS

                  This Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the "Partnership"), dated as of April 30, 1999 (this "Amendment"), amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, as amended, by and among PS Business Parks, Inc. (the "General Partner") and each of the limited partners described on Exhibit A to that partnership agreement (the "Partnership Agreement"). Section references are (unless otherwise specified) references to sections in this Amendment.

                  WHEREAS, the General Partner agreed to issue 2,200,000 Depositary Shares each representing 1/1000th of a share of the General Partner's preferred stock designated as the "9 1/4% Cumulative Preferred Stock, Series A" (the "Depositary Shares") for a price of $25.00 per Depositary Share;

                  WHEREAS,   Section  4.1(b)(2)  of  the  Partnership  Agreement
 requires the General Partner to contribute to the Partnership the funds raised through the issuance of additional shares of the General Partner in return for additional Partnership Units, and provides that the General Partner's capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance (i.e., the net proceeds actually contributed, plus any underwriter's discount or other expenses incurred, with any such discount or expense deemed to have been incurred on behalf of the Partnership);

                  WHEREAS, Section 4.2(a) of the Partnership Agreement provides generally for the creation and issuance of Partnership Units with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to other Partnership Interests, all as shall be determined by the General Partner, without the consent of the Limited Partners, and Section 4.2(b) of the Partnership Agreement specifically contemplates the issuance of Units to the General Partner having designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of shares issued by the General Partner, such as the Depositary Shares;

                  WHEREAS, the General Partner desires to cause the Partnership to issue additional Units of a new class and series, with the designations, preferences and relative, participating, optional or other special rights, powers and duties set forth herein; and

                  WHEREAS, the General Partner desires by this Amendment to so amend the Partnership Agreement as of the date first set forth above to provide for the designation and issuance of such new class and series of Units.

                  NOW, THEREFORE, the Partnership Agreement is hereby amended by establishing and fixing the rights, limitations and preferences of a new class and series of Units as follows:

                  Section 1. Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Partnership Agreement. Capitalized terms that are used in this Amendment shall have the meanings set forth below:

                  (a) "Liquidation Preference" means, with respect to the Series A Preferred Units, $25.00 per Series A Preferred Unit (as defined below), plus the amount of any accumulated and unpaid Priority Return with respect to such Unit, whether or not declared, minus any distributions in excess of the Priority Return that has accrued with respect to such Series A Preferred Units, to the date of payment.

                  (b) "Parity Preferred Units" means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with the Series A Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The 8 7/8% Series B Cumulative Redeemable Preferred Units of the Partnership created pursuant to an amendment to the Partnership Agreement dated as of April 23, 1999 (the "Series B Preferred Units") and the Series A Preferred Units are expressly designated as Parity Preferred Units with respect to each other.

                  (c) "Priority Return" means an amount equal to 9 1/4% per annum of the Liquidation Preference per Series A Preferred Unit, commencing on the date of issuance of such Series A Preferred Unit, determined on the basis of a 360-day year (and twelve 30-day months), cumulative to the extent not distributed on any Series A Preferred Unit Distribution Payment Date (as defined below).

                  Section 2. Creation of Series A Preferred Units. (a) Designation and Number. Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units in the Partnership designated as the "9 1/4% Series A Cumulative Redeemable Preferred Units" (the "Series A Preferred Units") is hereby established effective as of April 30, 1999. The number of Series A Preferred Units shall be 2,200,000. The Holders of Series A Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.

                  (b) Capital Contribution. In return for the issuance to the General Partner of the Series A Preferred Units set forth on Exhibit C to this Amendment, the General Partner has contributed to the Partnership the funds raised through the General Partner's issuance of the Depositary Shares (the General Partner's capital contribution shall be deemed to equal the amount of the gross proceeds of that share issuance, i.e., the net proceeds actually contributed, plus any underwriter's discount or other expenses incurred, with any such discount or expense deemed to have been incurred by the General Partner on behalf of the Partnership).

                  (c) Construction. The Series A Preferred Units have been created and are being issued in conjunction with the General Partner's issuance of the Depositary Shares relating to the General Partner's 9 1/4% Cumulative
 Preferred Stock, Series A, and as such, the Series A Preferred Units are intended to have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the Depositary Shares, and the terms of this Amendment shall be interpreted in a fashion consistent with this intent.

                  Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series A Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, the Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series A Preferred Units and, notwithstanding Section 5.1 of the Partnership Agreement, will be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 1999, and (ii) in the event of a redemption of Series A Preferred Units (each a "Series A Preferred Unit Distribution Payment Date"). If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the Business Day immediately preceding such date with the same force and effect as if made on such date. Distributions on the Series A Preferred Units will be made to the holders of record of the Series A Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series A Preferred Unit Distribution Payment Date. Business Day shall be any day other than a Saturday, Sunday or day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday.

                  (b) Prohibition on Distribution. No distributions on Series A Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to their indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

                  (c) Distributions Cumulative. Distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series A Preferred Unit Distribution Payment Date to holders of record of the Series A Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                  (d) Priority as to Distributions. Subject to the provisions of
 Article 13 of the Partnership Agreement:

                  (i) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series A Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence shall not prohibit (x) distributions payable solely in Junior Units, or (y) the conversion of Junior Units or Parity Preferred Units into Partnership Interests ranking junior to the Series A Preferred Units.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Units, all distributions authorized and declared on the Series A Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

                  (e) No Further Rights. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  Section 4. Allocations. Section 6.1(a)(ii) of the Partnership Agreement is amended to read, in its entirety, as follows:

                  " (ii) Notwithstanding anything to the contrary contained in this Agreement, in any taxable year, the holders of Series A Preferred Units and Series B Preferred Units shall be allocated an amount of gross income equal to the Priority Return distributed to such holders for such taxable year. After the Capital Account balances of all Partners other than holders of the Series A Preferred Units have been reduced to zero, losses of the Partnership that otherwise would be allocated so as to cause deficit Capital Account balances for those other Partners shall be allocated to the holders of the Series A Preferred Units until the Capital Account balances of the holders of the Series A Preferred Units have been reduced to zero. Upon liquidation of the Partnership or the interest of the holders of Series A Preferred Units and Series B Preferred Units in the Partnership, an amount of Profit, Loss or items thereof shall be allocated to the holders of Series A Preferred Units and Series B Preferred Units in a manner such that, immediately prior to such liquidation, the Capital Account balances of such holders shall equal the amount of their Liquidation Preference."

                  Section 5. Optional Redemption. The Series A Preferred Units shall be redeemed at the same time, to the same extent, and applying, except as set forth below, similar procedures, as any redemption by the General Partner of the Depositary Shares. The redemption price, payable in cash, shall equal the Liquidation Preference (the "Redemption Price"). The Partnership will deliver into escrow with an escrow agent acceptable to the Partnership and the holders of the Series A Preferred Units being redeemed (the "Escrow Agent") the Redemption Price and an executed Redemption Agreement, in the substantially the form attached as Exhibit A (the "Redemption Agreement"), and an Amendment to the Agreement of Limited Partnership evidencing the Redemption, in the substantially the form attached as ExhibitB. The holders of the Series A Preferred Units to be redeemed will also deliver into escrow with the Escrow
 Agent an executed Redemption Agreement and an executed Amendment to the Agreement of Limited Partnership evidencing the redemption. Upon delivery of all of the above-described items by both parties, on the redemption date the Escrow Agent shall release the Redemption Price to the holders of the Series A Preferred Units and the fully-executed Redemption Agreement and Amendment to Agreement of Limited Partnership to both parties. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Units called for redemption, unless the Partnership defaults in the payment of the Redemption Price. The Redemption Right given to Limited Partners in Section
 8.6 of the Partnership Agreement shall not be available to the holders of the Series A Preferred Units and all references to Limited Partners in said Section
 8.6 (and related provisions of the Partnership Agreement) shall not include holders of the Series A Preferred Units.

                  Section 6. Voting Rights. Holders of the Series A Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Section 14.1 of the Partnership Agreement and in this Section 6. Solely for purposes of Section 14.1 of the Partnership Agreement, each Series A Preferred Unit shall be treated as one Partnership Unit.

                  Section 7. Transfer Restrictions. The holders of Series A Preferred Units shall be subject to all of the provisions of Section 11 of the Partnership Agreement.

                  Section 8. No Conversion Rights. The holders of the Series A Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership. Section 9. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

                  Section 10. Exhibit A to Partnership Agreement. In order to duly reflect the issuance of the Series A Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 of the Partnership Agreement by replacing the current form of Exhibit A to the Partnership Agreement with the form of Exhibit A that is attached to this amendment as Exhibit C.

                  Section 11. Inconsistent Provisions. Nothing to the contrary contained in the Partnership Agreement shall limit any of the rights or obligations set forth in this Amendment.

                  IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                              PS BUSINESS PARKS, INC.


                                              By:    /s/ Jack E. Corrigan
                                                         -----------------------
                                                         Name: Jack E. Corrigan
                                              Title:     Chief Financial Officer